Exhibit 10.81

SECOND AMENDMENT TO
2009 SEVERANCE PLAN

THIS SECOND AMENDMENT to the Innoviva, Inc. (the “Corporation”) 2009 Severance Plan, as amended (the “Plan”) is made effective as of May 18, 2018 (the “Effective Date”).

WHEREAS, the Corporation maintains the Plan;

WHEREAS, pursuant to Article III, Section 6 of the Plan, the Corporation’s Board of Directors or Compensation Committee may amend the Plan at any time;

WHEREAS, the Corporation desires to amend the definition of “Eligible Executive” to exclude officers hired on or after the Effective Date or employees promoted to an officer level position on or after the Effective Date; and

WHEREAS, capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1.             Eligibility Requirements:  In addition to the all of the other eligibility requirements set forth in Article I of the Plan, to be an Eligible Employee for severance benefits under the Plan the officer may not have been (a) hired on or after the Effective Date or (b) promoted to an officer level position on or after the Effective Date.

2.             Except as amended herein, all of the terms of the Plan shall remain and continue in full force and effect.